An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Subject To Completion

Dated August 16, 2018

ORGHARVEST, INC.

Up to 80,000,000 Shares of Common Stock

($20,000,000)

OrgHarvest, Inc. (the “Company,” “we,” “us,” and “our”) is offering up to 67,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), for $0.25 per share (the “Offering”), for gross proceeds to the Company of up to $16,750,000, before deduction of Offering expenses, assuming all shares are sold. The Selling Security Holders (as such term is defined herein) are offering for sale a maximum of 13,000,000 shares of Common Stock at a fixed price of $0.25 per share for gross proceeds to them of up to $3,250,000. The Selling Security Holders will be entitled to keep all proceeds from the sale of their shares. For more information regarding the securities being offered, see the section entitled “Securities Being Offered” on page 35.

There is no provision for escrowing of proceeds from the Offering, no aggregate minimum Offering amount and no provision to return investor funds if any minimum amount of shares is not sold. However, the minimum investment established by the Company for each investor is $1,000 (or approximately 4,000 shares), unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. All money we receive from the Offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this Offering Circular.

Shares offered hereby will be sold by our directors and executive officers on behalf of the Company. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. The Selling Security Holders’ shares will be sold by the Selling Security Holders directly or through their respective broker-dealers. The Company will not pay for any selling expenses of the Selling Security Holders. All shares will be offered on a “best-efforts” basis.

We expect to commence the Offering on the date on which the Offering Statement of which this Offering Circular is a part (this “Offering Circular”) is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all offered securities are sold, whichever occurs first. Notwithstanding the foregoing, the Company may extend the Offering by an additional 90 days or terminate the Offering at any time.

Our Common Stock is not now listed on any national securities exchange; however, our stock is quoted on OTC Markets Pink marketplace under the trading symbol “ORGH.” There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the OTCQB or OTCQX marketplaces.

This Offering is being made pursuant to Tier 1 of Regulation A following the Offering Circular disclosure format.

Title of each class of securities to be registered	Amount maximum to be offered	Proposed offering price per share	Proposed Maximum aggregate offering price	Commissions and Discounts(1)	Proceeds to Company(2)
Common Stock offered by the Company	67,000,000	$0.25	$16,750,000	$0	$16,750,000
Common Stock offered by the Selling Security Holders	13,000,000	$0.25	$3,250,000	$0	$3,250,000

1) We may offer shares through registered broker-dealers, although at this time, we have not determined if we will require these services, and therefore have not selected such a selling agent.

2) We estimate that our total expenses for this Offering will be $1,600,000. See “ Plan of Distribution.”

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 6.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

774 Mays Boulevard 10-536, Incline Village, Nevada 89451

(310) 460-8426; www.orgharvest.us

Offering Circular Date:              , 2018

USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

Solely for convenience, we refer to our trademarks in this Offering Circular without the ® or the ™ or symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our own trademarks. Other service marks, trademarks and trade names referred to in this Offering Circular, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this Offering Circular and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management, any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

Some factors that might cause such differences are described in the section entitled “Risk Factors” in this Offering Circular and in other documents that we file from time to time with the Securities and Exchange Commission (“SEC”), which factors include, without limitation, the following:

•	Competition from other similar companies;

•	Regulatory limitations on the products we can offer and markets we can serve;

•	Other changes in the regulation of cannabis cultivation distribution and use;

•	Changes in underlying consumer behavior, which may affect the business of our customers;

•	Our ability to access adequate financing on reasonable terms and our ability to raise additional capital in order to fund our operations;

•	Challenges with new products, services and markets; and

•	Fluctuations in the credit markets and demand for credit.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Offering Circular. All subsequent written and oral forward-looking statements concerning other matters addressed in this Offering Circular and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Offering Circular.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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SUMMARY INFORMATION

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this Offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” refer to OrgHarvest, Inc.

Overview

Our goal is to become a leading, high-quality cultivator and wholesaler of cannabis and cannabis-related products, beginning with the establishment of a facility in the State of Nevada. The Company was formed under the laws of the State of Delaware on September 2, 1997 under the name 1-800-AutoTow, Inc. On October 19, 2006, the Company changed its name to Home Shopping Latino, Inc., and on May 14, 2018, it changed its name to OrgHarvest, Inc. to reflect the Company’s focus on its new, and exclusive, focus on the cannabis industry on the cultivation and wholesale distribution of cannabis.

In order to achieve its goals, the Company has developed a four phase business plan.

Phase One — Staffing

On July 5, 2018, the Company entered into a Master Grower Employment Agreement with Rick Snelson, in order to assist the Company in its pivot in business focus to the cultivation and wholesale distribution of cannabis. Mr. Snelson has over 34 years’ experience operating, managing and indoor and outdoor greenhouse operations, with particular focus on cannabis cultivation facilites.

In particular, we believe Mr. Snelson will greatly assist the Company’s Chief Executive Officer and director, Frank Celecia, in successfully executing all of the other phases of the Company’s business plan as it transitions into a sole business focus on the cultivation and distribution of cannabis.

See the section entitled “Directors, Executive Officers and Significant Employees” for more information regarding Mr. Celecia and Mr. Snelson, as well as their employment agreements with the Company.

Phase Two — Medical Marijuana Cultivation and Production License

On June 25th, 2018, we began negotiations to acquire substantially all of the membership interests of Greenway Health Community, LLC (“Greenway”) pursuant to a Purchase Agreement, the form of which is included as Exhibit 6.1 to this Offering Circular (the “Greenway Purchase Agreement”). Greenway is the owner of a Medical Marijuana Establishment Registration Certificate (as such term is defined in Chapter 453A of the Nevada Revised Statutes) issued by the State of Nevada’s Division of Public and Behavioral Health, which allows Greenway to cultivate and produce medical marijuana in Henderson, Nevada.

As we have only recently begun to negotiate the terms of such acquisition, there can be no assurances as to when or if we will consummate the acquisition of such membership interests, or that the terms of the final version of the Greenway Purchase Agreement will bear any material similarity to the present form included herewith.  Furthermore, there can be no assurances that Nevada’s Division of Public and Behavioral Health will approve the transfer of Greenway’s Medical Marijuana Establishment Registration Certificate to the Company, even if the transaction contemplated by the Greenway Purchase Agreement is consummated.

If we are unable consummate the transaction contemplated by the Greenway Purchase Agreement, or the State of Nevada’s Division of Public and Behavioral Health denies the transfer of Greenway’s Medical Marijuana Establishment Registration Certificate to us, we will have to either find another entity to sell us a Medical Marijuana Establishment Registration Certificate, or we will have to apply for such a certificate directly in order to proceed with our business plan, which could cause substantial delays in the timing and execution of such business plan.

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Phase Three — Cultivation and Production Facility

The Company has identified 4.83 acres of vacant land located along East Lake Mead Parkway in Henderson, Nevada, that we believe is an ideal location for the Company’s first cultivation and production facilities (the “First Facility Property”). On February 22, 2018, we submitted a land purchase agreement to the owner of the First Facility Property, which was rejected. On March 14, 2018, the owner of the property submitted a counterproposal to the Company, which the parties are currently negotiating. As we are still negotiating the terms of the land purchase, there can be no assurances as to when or if we will consummate the purchase of the First Facility Property.

In anticipation of the successful conclusion of the negotiations of the purchase of the First Facility Property, we have commenced communication with the relevant authorities in Henderson, Nevada in order to obtain a conditional use permit for the construction and development of our cultivation and production facilities to be located on the First Facility Property.

If we are unable consummate the purchase of the First Facility Property or if we are unable to obtain a conditional use permit from the municipal authorities in Henderson, Nevada, we will have to locate another site for purchase or lease in order to proceed with our business plan, which could cause substantial delays in the timing and execution of such business plan.

Phase Four — Operation and Expansion

The Company expects to close on the purchase of the First Facility Property by the conclusion of the third fiscal quarter of 2018. The commencement of the Company’s cannabis cultivation and production operations will be largely dependent on the closing of such purchase, the consummation of transactions contemplated by the Greenway Purchase Agreement (including transfer of Greenway’s cultivation and production license to the Company), the obtainment of conditional use permit(s) to begin construction on the First Facility Property, the successful completion of such construction and the Company’s ability to retain and expand its employee base through the process of completing the foregoing steps.

While the Company completes the construction and development of its facility (the “First Facility”) on the First Facility Property, it intends to begin the search for similar properties in located in other parts of Nevada which the Company believes will not cannibalize revenue from the First Facility’s operations in Henderson, Nevada.

As the Company currently has little to no operating revenue from operations (including from its previous business line as an online shopping marketplace), it is highly likely that the commencement of the Company’s cannabis cultivation and production operations will also be dependent on the ability of the Company and its management to raise capital, including successful selling the shares offered hereby. In support of efforts to secure financing for, among other things, the commencement of operations at the First Facility, on April 13, 2018, we entered into a Financial Advisory Agreement with MD Global Partners, LLC, which will provide the Company management and financial consulting services which will consult on, among other items, board governance, proposed business opportunities, on-going strategic corporate planning, long-term investment policies, and business plans, obtaining other technical and advisory assistant, and overall business planning and strategy.

As the only phase of our business plan that we have completed is the hiring of Mr. Snelson, there can be no assurances that we will ever complete any of the other phases of our business plan, or that our business plan will not change substantially from that which is described above.

Going Concern

Our accountant has expressed substantial doubt about our ability to continue as a going concern. The Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Corporate Information

Our principal executive offices are located at 774 Mays Boulevard, 10-536, Incline Village, Nevada 89451. Our telephone number is (310) 460-8426. The address of our website is www.orgharvest.us. Information contained on or accessible through our website is not a part of this Offering Circular and should not be relied upon in determining whether to make an investment decision.

OrgHarvest, Inc.’s securities are currently quoted on the OTC Markets Group Inc.’s OTC Pink marketplace under the symbol “ORGH.”

The Offering

This Offering Circular relates to the sale of up to up to 67,000,000 shares of Common Stock for $0.25 per share by us, for gross proceeds of up to $16,750,000, before deduction of Offering expenses, assuming all shares are sold. The Selling Security Holders are offering for sale a maximum of 13,000,000 shares of Common Stock at a fixed price of $0.25 per share for gross proceeds of up to $3,250,000. The Selling Security Holders will be entitled to keep all proceeds from the sale of their shares.

There is no provision for escrowing of proceeds from the Offering, no aggregate minimum Offering amount and no provision to return investor funds if any minimum amount of shares is not sold. However, the minimum investment established by the Company for each investor is $1,000 (or approximately 4,000 shares), unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. All money we receive from the Offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this Offering Circular.

Shares offered hereby will be sold by our directors and executive officers on behalf of the Company. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. The Selling Security Holders’ shares will be sold directly or through their respective broker-dealers. The Company will not pay for any selling expenses of the Selling Security Holders. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited by the Company, provided the “blue sky” regulations in the states in which the Company solicits investors allow such solicitation.

We expect to commence the Offering on the date on which the Offering Statement of which this Offering Circular is a part (this “Offering Circular”) is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all offered securities are sold, whichever occurs first. Notwithstanding the foregoing, the Company may extend the Offering by an additional 90 days or terminate the Offering at any time.

Our Common Stock is not now listed on any national securities exchange; however, our stock is quoted on OTC Markets Pink marketplace under the trading symbol “ORGH.” There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the OTCQB or OTCQX marketplaces.

Issuer in this Offering:	OrgHarvest, Inc.

Securities offered:	Common Stock

Common Stock to be outstanding before this Offering:	43,498,162

Common Stock to be outstanding after this Offering:	123,498,162

Price per share:	$0.25

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Maximum Offering amount:	$20,000,000, assuming the maximum amount of shares are sold by us and the Selling Security Holders.

Use of proceeds:

We estimate that the net proceeds to us from this Offering, after deducting estimated Offering expenses, will be approximately $15,150,000, assuming the maximum amount of shares are sold.

Assuming the maximum amount of shares of Common Stock are sold, we intend to use the net proceeds from this Offering to execute our four phase business plan, as well as for general working capital. Notwithstanding the foregoing, our management will have broad discretion over how these proceeds are used. For additional information, see “Use of Proceeds.”

Dividend policy:	Holders of our Common Stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. We do not intend to pay dividends for the foreseeable future. Our ability to pay dividends to our stockholders in the future will depend on regulatory restrictions, liquidity and capital requirements, our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our Common Stock and other factors deemed relevant by our board of directors. For additional information, see “Dividend Policy.”

Risk factors:	Investing in our Common Stock involves risks. See “Risk Factors” for a discussion of certain factors that you should carefully consider before making an investment decision.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our Offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. The Company and the Selling Security Holders have not authorized any person to provide you with any information different from that contained in this circular. The information contained in this circular is complete and accurate only as of the date of this circular, regardless of the time of delivery of this circular or sale of our shares. This circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our Common Stock. All material risks identified by the Company are discussed in this section.

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We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider the risks discussed in this section.

Risks Related to Our Industry

Cannabis remains illegal under federal law, and any change in the enforcement priorities of the federal government could render our current and planned future operations unprofitable or even prohibit such operations.

We operate in the cannabis industry, which is dependent on state laws and regulations pertaining to such industry; however, under federal law, cannabis remains illegal.

The United States federal government regulates drugs through the Controlled Substances Act (the “CSA”), which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration (the “DEA”). Because of this, doctors may not prescribe cannabis for medical use under federal law, although they can recommend its use under the First Amendment.

Currently, 30 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico have passed legislation allowing the use of medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures, and the state legislature of Vermont has approved legislation, to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level. Because cannabis is a Schedule I controlled substance, however, the development of a legal cannabis industry under the laws of these states is in conflict with the CSA, which makes cannabis use and possession illegal on a national level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA (see “Business—Government and Industry Regulation—The Cole Memo”). In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “Business—Government and Industry Regulation—FinCEN”).

In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Blumenauer Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds the United States Department of Justice (the “DOJ”). The Rohrabacher-Blumenauer Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, the Ninth Circuit Court of Appeals ruled in United States v. McIntosh that the Rohrabacher-Blumenauer Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state medical cannabis laws, provided that such conduct is in strict compliance with applicable state law. In March 2015, bipartisan legislation titled the Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

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These developments previously were met with a certain amount of optimism in the cannabis industry, but (i) neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted, (ii) the Rohrabacher-Blumenauer Amendment, being an amendment to an appropriations bill that must be renewed annually, has not currently been renewed beyond March 23, 2018, and (iii) the ruling in United States v. McIntosh is only applicable precedent in the Ninth Circuit, which does not include Colorado, the state where we currently primarily operate.

Furthermore, on January 4, 2018, the U.S. Attorney General, Jeff Sessions, issued a memorandum for all U.S. Attorneys (the “Sessions Memo”) stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” The Sessions Memo went on to state that given the DOJ’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. However, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to us. As our business plan is primarily focused on the cultivation and distribution of cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Laws and regulations affecting the medical cannabis industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business.   We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The cannabis industry faces strong opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry.  We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue.  For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies.  Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement.  Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

Persons that may rent properties from, or otherwise do business with us, may have difficulty accessing the service of banks, which may make it difficult to conduct business.

As discussed above, the cultivation, distribution and use of cannabis is illegal under federal law.  Therefore, most banks do not accept for deposit funds from the legal cannabis industry and therefore do not do business with the entities involved in the cannabis industry.  The inability of people that may rent properties from, or otherwise do business with us, to open accounts and otherwise use the services of banks may have a material adverse effect on our business operations since these entities will be required to pay us in cash or with money orders. Since the monthly rent or fees we may charge could be substantial, paying in cash or with money orders may be difficult.

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We may have difficulty using bankruptcy courts due to our involvement in the legal cannabis industry.

We have no current plans and no current need to seek bankruptcy protection. However, in the event we ever need to seek bankruptcy protection, we may have difficulty accessing bankruptcy courts considering our involvement in the legal cannabis industry. In September 2014, the U.S. Bankruptcy Court in Denver, Colorado, in the matter of In re Frank Arenas and Sarah Arenas, 14-11406-HRT (Bankr. D. Co. 2014), denied bankruptcy protection to the individuals in the business of growing and storing marijuana in a commercial building in Denver, Colorado. The building had been partially leased to a corporate entity that operated a marijuana dispensary. The U.S. Bankruptcy Court ruled that, although the activities of Mr. and Mrs. Arenas were legal under Colorado law, they were violating the federal Controlled Substances Act. The U.S. Bankruptcy Court denied protection to the debtors under both bankruptcy liquidation and reorganization because marijuana is illegal under federal law. Therefore, in the event we ever need to seek protection under the bankruptcy laws, our involvement in the legal cannabis industry may prevent us from obtaining such relief.

Risks Related to our Company

Our accountant has indicated doubt about our ability to continue as a going concern.

As of December 31, 2017, the Company had an accumulated deficit of $1,084,476. The net loss for the year ended December 31, 2017 was $26,292, and for the year ended December 31, 2016 was $6,135. Our ability to continue as a going concern is doubtful. Our financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We have a limited operating history in an evolving industry, which makes it difficult to accurately assess our future growth prospects.

Although we believe our team has extensive knowledge of the cannabis industry and we closely monitor changes in legislation, we also operate in an evolving industry that may not develop as expected. Furthermore, our operations continue to evolve under our nascent business plan as we continually assess new strategic opportunities for our business within our industry. Assessing the future prospects of our business is challenging in light of both known and unknown risks and difficulties we may encounter. Growth prospects in our industry can be affected by a wide variety of factors including:

•	Competition from other similar companies;
•	Regulatory limitations on the products we can offer and markets we can serve;
•	Other changes in the regulation of medical and recreational cannabis use;
•	Changes in underlying consumer behavior, which may affect the business of our customers;
•	Our ability to access adequate financing on reasonable terms and our ability to raise additional capital in order to fund our operations;
•	Challenges with new products, services and markets; and
•	Fluctuations in the credit markets and demand for credit.

We may not be able to successfully address these factors, which could negatively impact our growth, harm our business and cause our operating results to be worse than expected.

We cannot predict when or if we will produce revenues.

The Company did not generate revenues for the year ended December 31, 2017 and 2016. As stated above, for the year ended December 31, 2017 the Company had net losses of $26,292 and for the year ended December 31, 2016, the Company had net losses of $6,135. In order for us to continue with our plans and open our business, we must raise capital. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this raise. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business.

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We may be unable to obtain capital to execute our business plan.

Our business plan involves the acquisition of real estate properties to be used for the cultivation and distribution of cannabis, as well as the general expansion of our business within and outside of Nevada. If the maximum amount of shares offered hereby are sold, we estimate that we will receive net proceeds from this Offering of approximately $15,150,000, based on an assumed initial public offering price of $0.25 per share, and after deducting the estimated expenses of this Offering. Especially if we do not raise the full amount we expect to raise in this Offering, we may need to borrow funds or raise additional equity capital to execute most of our business plan, and then in the future, to sustain our operations. However, there can be no assurances that this Offering will be successful or raise any capital whatsoever, or that we will be able to obtain financing on agreeable terms, if at all in the future. Furthermore this Offering, as well as any future sale of our equity securities will dilute the ownership of our existing stockholders. Such dilution could cause future sales of our equity securities to be at prices substantially below the price of the shares of our Common Stock sold in the past. If we are unable to obtain the necessary capital, we may need to delay the implementation of or curtail our business plan materially, which in turn could adversely impact our ability to execute our business strategy, which could adversely affect our growth prospects and future stockholder returns.

We may not be able to manage successfully our growth resulting in possible failure or flawed implementation of our business plan.

While we believe that our business plan can be readily scaled to accommodate numerous cannabis cultivation and distriution facilites. However, we cannot be certain of that belief until such scaling occurs. In addition, significant growth will require more than marketing capabilities, capabilities such as its operating and financial procedures and controls, replacing or upgrading our operational, financial and management information systems and attracting, training, motivating, managing and retaining key employees. If our executives are unable to manage growth effectively, our business, results of operations and financial condition could be materially adversely affected.

Adverse economic conditions may adversely affect our business, financial condition, results of operations and prospects.

As a cultivator and distributor of cannabis, our business will depend on the overall demand for cannabis and cannabis-related products in retail locations. Weak domestic or global economic conditions, fear or anticipation of such conditions, could adversely affect our business, financial condition, results of operations and prospects in a number of ways, including longer sales cycles, lower prices for our services, higher default rates among our distributors, reduced unit sales and lower or no growth. A prolonged period of economic uncertainty or a downturn may also significantly affect financing markets, the availability of capital and the terms and conditions of financing arrangements, including the overall cost of financing as well as the financial health or creditworthiness of our end customers. Circumstances may arise in which we need, or desire, to raise additional capital, and such capital may not be available on commercially reasonable terms, or at all.

A failure of one or more of our information technology systems, networks, processes, associated sites, or service providers could have a negative impact on our business.

To an extent, we rely on information technology (“IT”) systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed and hosted by third party vendors to assist us in the management of our business. The various uses of these IT systems, networks, and services include, but are not limited to: hosting our internal network and communication systems; enterprise resource planning; processing transactions; summarizing and reporting results of operations; business plans, and financial information; complying with regulatory, legal, or tax requirements; providing data security; and handling other processes necessary to manage our business. Although we have some offsite backup systems and a disaster recovery plan, any failure of our information systems could adversely impact our ability to operate. Routine maintenance or development of new information systems may result in systems failures, which may have a material adverse effect on our business, financial condition, or results of operations.

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Increased IT security threats and more sophisticated cyber-crime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. This can lead to outside parties having access to our privileged data or strategic information, our employees, or our customers. Any breach of our data security systems or failure of our information systems may have a material adverse impact on our business operations and financial results. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our disaster recovery plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive, or business harm, which may have a material adverse effect on our business, financial condition, or results of operations. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, and suppliers. Although we maintain insurance coverage for various cybersecurity risks, in any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

Competition from more established cannabis cultivators and distributors may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The cannabis industry is highly competitive. We will compete with other cannabis companies not only for consumer acceptance but also for shelf space and marketing focus in retail outlets, all of whom also will likely stock other cannabis products. We do not have any exclusivity agreements or even distribution agreements in place with any retailers. Our products will compete with a wide range of cannabis products, produced by a relatively large number of producers, most of which have substantially greater financial, marketing and distribution resources than ours.

Increased competitor consolidations, market-place competition, competitive product offerings and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our revenue and financial targets. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our ability to establish and expand the market for our products.

Potential competitors could duplicate our business model.

There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, we believe that is likely that potential competitors could duplicate our business model with little effort and minimal financing.

Our success depends on our key personnel and our ability to hire, retain and motivate qualified product development, sales, marketing and finance personnel.

Our success depends to a significant degree upon the continued contributions of our key management (including our and Chief Executive Officer and Master Grower), product development, sales, marketing and finance personnel, many of whom may be difficult to replace. The complexity of our business requires us to retain highly trained professional services, customer support and sales personnel with specific expertise related to our business. We may not be successful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs, nor may we be successful in keeping the qualified personnel we currently have. Our ability to hire and retain these personnel may be adversely affected by volatility or reductions in the price of our Common Stock, since these employees are generally granted equity-based awards. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited, or that they have divulged proprietary or other confidential information, or that their former employers own their inventions or other work product.

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Our future performance also depends on the continued services and continuing contributions of our senior management to execute on our business plan and to identify and pursue new opportunities and product innovations. The loss of services of senior management could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition, and operating results.

If we were to lose any of our key management personnel, we may not be able to fully implement our strategic plan, our system of internal controls could be impacted, and our operating results could be adversely affected.

We rely on the continued services of key personnel involved in management, finance, product development, sales, manufacturing and distribution, and, in particular, upon the efforts and abilities of our executive management team. The loss of service of any of our key personnel could have a material adverse effect on our business, financial condition, results of operations, and on our system of internal controls.

If we cannot attract and retain key management personnel, or if our search for qualified personnel is prolonged, our system of internal controls may be affected, which could lead to an adverse effect on our operating results. In addition, it could be difficult, time consuming and expensive to replace any key management member or other critical personnel, and no guarantee exists that we will be able to recruit suitable replacements or assimilate new key management personnel into our organization.

Our reputation and ability to do business may be negatively impacted by the improper conduct by our business partners, employees or agents.

As we intend to be a cultivator and distributor of cannabis, we will largely depend on third party retailers to resell our cannabis and related products to end-user consumers. These suppliers could tamper with our products or otherwise ignore our quality standards, which could harm the end-user customers, with whom we have no contact. Any changes in our retailer customer’s business or fortunes could disrupt our ability to sell our products at volume. Any such changes or other unrelated production issues could also disrupt our business due to delays in finding new retailers.

Furthermore, we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees, agents or business partners in violation of U.S. federal or state laws. Any improper acts or allegations could damage our reputation and subject us to civil or criminal investigations and related shareholder lawsuits, could lead to substantial civil and criminal monetary and non-monetary penalties, and could cause us to incur significant legal and investigatory fees.

We could face liability from our customers, suppliers or government.

A customer, supplier or government agency may bring legal action against us based on the customer/supplier relationships. Various state and federal laws govern our relationship with customers and suppliers. If we fail to comply with these laws, we could be liable for damages to customers or suppliers and fines or other penalties. Expensive litigation with our customers/suppliers or government agencies may adversely affect both our profits and our important relations with our customer/suppliers.

Litigation could adversely affect us by distracting management, increasing our expenses or subjecting us to material money damages and other remedies.

Our customers could file complaints or lawsuits against us alleging that we are responsible for some illness or injury their customers suffered at or after a visit to their stores, or that we have problems with quality or operations. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results.

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Our bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our bylaws, provide that Company shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Corporation to the full extent allowed by the laws of the State of Delaware, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for our company. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of the officers and Directors of our company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

Risks Related to this Offering and Our Securities

The offering price of our shares has been arbitrarily determined.

Our management has determined the number and price of shares offered by the Company. The price of the shares we are offering was arbitrarily determined based upon the current market value, illiquidity and volatility of our Common Stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the Offering. The offering price for the Common Stock sold in this Offering may be more or less than the fair market value for our Common Stock.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of Common Stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

Our Common Stock is traded on the OTC Pink marketplace, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been traded on the OTC Pink marketplace, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Further, the state securities laws may make it difficult or impossible to resell our shares in certain states. Accordingly, our securities should be considered highly illiquid.

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The market price for our Common Stock is volatile, which could lead to wide fluctuations in our share price.

Our stock price is particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price is attributable to a number of factors. First, our Common Stock is sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of significant profits to date, and uncertainty of future market acceptance for our products. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time. Moreover, the OTC Pink marketplace is not a liquid market in contrast to the major stock exchanges. Consequently, you may be unable to sell your Common Stock at or above your purchase price, which may result in substantial losses to you.

Purchasers of our Common Stock may experience immediate dilution and/or future dilution.

We are authorized to issue up to 510,000,000 shares, of which 500,000,000 shares, par value of $0.0001, are designated as Common Stock and 10,000,000 shares, par value $0.0001 per share, are designated as preferred stock. Our board of directors has the authority to cause us to issue additional shares of Common Stock without consent of any of our stockholders and to create several classes of preferred stock that may be converted to Common Stock. Consequently, holders of our Common Stock may experience dilution in their ownership of our Common Stock in the future and as a result of this Offering.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited to no operating history and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities. See Item 2 of the Notes to our Consolidated Financial Statements on page 43 for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our business, financial condition and results of operations.

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We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Stock is a “penny stock”, and we are subject to Rule 15g-9 under the Securities Exchange Act or 1934 (the “Exchange Act”), or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker- dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control, which could cause fluctuations in the price of our securities.

We are subject to the following factors that may negatively affect our operating results. As a result of our lack of any operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service or marketing that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.

Shares eligible for future sale may have adverse effects on our share price.

We are offering 67,000,000 shares of our Common Stock and the Selling Security Holders are offering 13,000,000 shares of Common Stock, as described in this Offering Circular. We cannot predict the effect, if any, of future sales of our shares, or the availability of shares for future sales, on the market price of our shares. The market price of our shares may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. After the completion of this Offering, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

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The rights of the holders of Common Stock may be impaired by the potential issuance of preferred stock.

Although we have no present intention to issue any shares of preferred stock, we may issue such shares in the future. If we were to issue shares of preferred stock, the rights of the holders of Common Stock could be impaired by such issuance of preferred stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no or too few securities or industry analysts commence coverage of us, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Common Stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our Common Stock.

Failure to achieve and maintain internal controls in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as we grow or as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud. If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DILUTION

Investors in this Offering will experience immediate dilution from the sale of shares by the Company. If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of Common Stock immediately after completion of this Offering.

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As of December 31, 2017, our net tangible book value was estimated at approximately $(608,623), or approximately $(0.0141) per share. After giving effect to the sale of the maximum Offering amount of $16,750,000 in securities, assuming no other changes since December 31, 2017, our as-adjusted net tangible book value would be approximately $14,801,377, or $0.1341 per share. At an Offering price of $0.25 per share this represents an immediate dilution in net tangible book value of $0.1159 per share to investors of this Offering, as illustrated in the following table:

Public offering price per share	$0.25
Net tangible book value per share	$(0.0141)
Change in net tangible book value per share attributable to new investors	$0.1482
Adjusted net tangible book value per share	$0.1341
Dilution per share to new investors in the offering	$0.1159

The above calculations are based on 43,138,162 shares of Common Stock issued and outstanding as of December 31, 2017 before adjustments and up to 110,398,162 shares of Common Stock to be outstanding after adjustment, assuming the Offering is completed without additional shares issued, assets acquired or liabilities incurred.

PLAN OF DISTRIBUTION

We are offering up to 67,000,000 shares of our Common Stock for $0.25 per share, for gross proceeds of up to $16,750,000, assuming all securities are sold. The minimum investment for any investor is $1,000, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. The Selling Security Holders are offering for sale a maximum of 13,000,000 shares of Common Stock at a fixed price of $0.25 per share for gross proceeds of up to $3,250,000. There is no minimum Offering amount or provision to escrow or return investor funds if any minimum number of shares is not sold, and we may sell significantly fewer shares of Common Stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all of the offered shares. All funds received from the Company will be immediately available for its use. The Selling Security Holders will be entitled to keep all proceeds from the sale of their shares.

Our Common Stock is not now listed on any national securities exchange; however, the Company’s Common Stock is quoted on OTC Markets Pink marketplace. There is currently only a limited market for our securities and there is no guarantee that a more substantial or active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this Offering Circular being qualified by the SEC, the Company may offer and sell shares from time to time until all of the shares registered are sold; however, this Offering will terminate one year from the initial qualification date of this Offering Circular, unless extended or terminated by the Company. The Company may terminate this Offering at any time and may also extend the Offering term by 90 days.

Currently, we plan to have our directors and executive officers and directors sell the shares offered hereby on a best-efforts basis. They will receive no discounts or commissions. Our executive officers will deliver this Offering Circular to those persons who they believe might have interest in purchasing all or a part of this Offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. All shares will be offered on a “best efforts” basis.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his participation; and

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

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Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

As of the date of this Offering Circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will supplement this Offering Circular as appropriate.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise purchasers’ shares will be noted and held on the book records of the Company.

In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the US. We intend to sell the shares only in the states in which this Offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this Offering or other matters concerning the Company, we will file an amendment to this Offering Circular disclosing such matters.

Selling Security Holder Considerations

The Selling Security Holders are offering for sale a maximum of 13,000,000 shares of common stock at a fixed price of $0.25 per share. The Selling Security Holders will be entitled to keep all proceeds from the sale of their shares. We will not pay for any expenses relating to the sale of shares by the Selling Security Holders except the expenses related to filing this Offering Circular.

The Selling Security Holders in this Offering may be considered an underwriter, as that term is defined in Section 2(11) of the Exchange Act. We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders. The distribution of the securities by the Selling Security Holders may be effected in one or more transactions that may take place in the OTC Markets, including broker's transactions or privately negotiated transactions.

The Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Selling Security Holders under this Offering Circular. The Selling Security Holders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this Offering Circular. The Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this Offering Circular.

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The Selling Security Holders will be affected by the applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holders or any such other person. We have instructed our Selling Security Holders that they may not purchase any of our securities while they are selling shares under this Offering Circular.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange or Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

SELLING SECURITY HOLDERS

The individuals named below are the “Selling Security Holders.” The shares to be offered by the Selling Security Holders named in this Offering Circular are “restricted” securities under applicable federal and state securities laws. The Selling Security Holders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The table assumes that all of the securities will be sold in this Offering. However, any or all of the securities listed below may be retained by the Selling Security Holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holders upon termination of this Offering.

We will not receive any proceeds from the sale of the securities by the Selling Security Holders. The Selling Security Holders are not broker-dealers or affiliated with a broker-dealer. Each of the Selling Security Holders may be deemed to be an underwriter. The Selling Security Holders intend to sell a total of 13,000,000 shares in this Offering through registered broker-dealers.

The calculations below are based on 43,498,162 shares of Common Stock issued and outstanding as of August 15, 2018 before adjustments and up to 123,498,162 shares of Common Stock to be outstanding after adjustment, assuming the Offering is completed without additional shares issued, assets acquired or liabilities incurred. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless stated otherwise, the business address for these Selling Security Holders is c/o OrgHarvest, Inc., 774 Mays Boulevard, 10-536, InclineVillage, Nevada 89451.

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Selling Security Holders	Number of shares offered	% Before Offering	% After Offering	Material Transactions With the Selling Security Holder
Frank and Joanne Celecia in Trust, jointly	13,000,000	29.96%	2.93%	Frank Celecia is our Chief Executive Officer and a member of our board of directors. Joanne Celecia is Frank Celecia’s spouse.

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USE OF PROCEEDS TO ISSUER

We estimate that the net proceeds to us from the sale of the maximum amount of shares offered hereby (67,000,000 shares of Common Stock) will be approximately $15,151,000, after the deduction of Offering expenses. The following table illustrates the Company’s current intentions for the use of the net proceeds of the Offering depending on the total amount of proceeds received by the Company on the sale of 25%, 50%, 75% and 100% of the shares offered hereby, over an approximate 12 month period.

Capital Sources and Uses

	25%	50%	75%	100%
Gross Proceeds	$4,187,500	$8,375,000	$12,562,500	$16,750,000
Offering Expenses	$400,000	$800,000	$1,200,000	$1,600,000
Greenway Purchase Agreement (1)	$75,000	$75,000	$75,000	$75,000
Purchase of First Facility Property (2)	$1,350,000	$1,350,000	$1,350,000	$1,350,000
Deposit for Greenhouse on First Facility Property (3)	$1,172,000	$1,172,000	$2,344,000	$4,688,000
Construction on First Facility Property (4)	$75,000	$1,811,170	$1,811,170	$3,086,109
FFE for First Facility Property (5)	$258,333	$460,000	$460,000	$775,000
Staff (6)	$31,000	$31,000	$31,000	$93,000
General Working Capital	$826,167	$2,675,830	$5,291,330	$5,082,891
Total	$4,187,500	$8,375,000	$12,562,500	$16,750,000

(1)	Funds allocated as estimated by the Company in order to purchase substantially all of the membership interests of Greenway pursuant to the Greenway Purchase Agreement. See “Description of Business — Overview — Phase Two — Medical Marijuana Cultivation and Production License” for more information.
(2)	The Company intends to use this portion of the proceeds to purchase the First Facility Property, an approximately 5 acre parcel located in Henderson, Nevada. See “Description of Business — Overview — Phase Three — Cultivation and Production Facility” for more information.
(3)	Funds allocated for required deposit on key materials and plans to construct the Company’s cultivation greenhouse.
(4)	The Company will use a portion of the proceeds to fund greenhouse assembly and materials, including, but not limited to, concrete slab and footing, wall-truss structure, interior glass wall divisions, glass walls, roof and exterior house wall panels, and electrical, mechanical and plumbing technicians. Except in the 25% scenario above, the Company will also use this portion of the proceeds to fund the grading of the purchased parcel and power hookup for its operations.
(5)	The Company will use this portion of the proceeds to purchase office furniture, plants,fertilizer,pots and air conditioners for its operations.
(6)	Currently, the Company does not pay any of its employees or directors. However, after the termination of the Offering, the Company intends to pay salary to its Chief Executive Officer, Frank Celecia, its Master Grower, Rick Snelson, and upon conclusion of the Company’s negotiations with him, the Company’s potential Chief Operating Officer, Carlos Calixto.

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The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We will retain broad discretion in the allocation of the net proceeds from this Offering, reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our Common Stock. Additionally, the Company may from time to time need to raise more capital to address future needs that we may not have anticipated as of the date of this Offering Circular.

The offering of shares by the Selling Security Holders will result in no proceeds to the Company.

DESCRIPTION OF BUSINESS

Overview

Our goal is to become a leading, high-quality cultivator and wholesaler of cannabis and cannabis-related products, beginning with the establishment of the First Facility in Henderson, Nevada. The Company was formed under the laws of the State of Delaware on September 2, 1997 under the name 1-800-AutoTow, Inc. On October 19, 2006, the Company changed its name to Home Shopping Latino, Inc., and on May 14, 2018, it changed its name to OrgHarvest, Inc. to reflect the Company’s focus on its new, and exclusive, focus on the cannabis industry on the cultivation and wholesale distribution of cannabis.

In order to achieve its goals, the Company has developed a four phase business plan.

Phase One — Staffing

On July 5, 2018, the Company entered into a Master Grower Employment Agreement with Rick Snelson, in order to assist the Company in its pivot in business focus to the cultivation and wholesale distribution of cannabis. Mr. Snelson has over 34 years’ experience operating, managing and indoor and outdoor greenhouse operations, with particular focus on cannabis cultivation facilites.

In particular, we believe Mr. Snelson will greatly assist the Company’s Chief Executive Officer and director, Frank Celecia, in successfully executing all of the other phases of the Company’s business plan as it transitions into a sole business focus on the cultivation and distribution of cannabis.

See the section entitled “Directors, Executive Officers and Significant Employees” for more information regarding Mr. Celecia and Mr. Snelson, as well as their employment agreements with the Company.

Phase Two — Medical Marijuana Cultivation and Production License

On June 25, 2018, we began negotiations to acquire substantially all of the membership interests of Greenway Health Community, LLC (“Greenway”) pursuant to a Purchase Agreement, the form of which is included as Exhibit 6.1 to this Offering Circular (the “Greenway Purchase Agreement”). Greenway is the owner of a Medical Marijuana Establishment Registration Certificate (as such term is defined in Nevada Revised Statutes, Chapter 453A) issued by the State of Nevada’s Division of Public and Behavioral Health, which allows Greenway to cultivate and produce medical marijuana in Henderson, Nevada.

As we have only recently begun to negotiate the terms of such acquisition, there can be no assurances as to when or if we will consummate the acquisition of such membership interests, or that the terms of the final version of the Greenway Purchase Agreement will bear any material similarity to the present form included herewith.  Furthermore, there can be no assurances that Nevada’s Division of Public and Behavioral Health will approve the transfer of Greenway’s Medical Marijuana Establishment Registration Certificate to the Company, even if the transaction contemplated by the Greenway Purchase Agreement is consummated.

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If we are unable consummate the transaction contemplated by the Greenway Purchase Agreement, or the State of Nevada’s Division of Public and Behavioral Health denies the transfer of Greenway’s Medical Marijuana Establishment Registration Certificate to us, we will have to either find another entity to sell us a Medical Marijuana Establishment Registration Certificate, or we will have to apply for such a certificate directly in order to proceed with our business plan, which could cause substantial delays in the timing and execution of such business plan.

Phase Three — Cultivation and Production Facility

The Company has identified 4.83 acres of vacant land located along East Lake Mead Parkway in Henderson, Nevada, that we believe is an ideal location for the Company’s first cultivation and production facilities. On February 22, 2018, we submitted a land purchase agreement to the owner of the First Facility Property, which was rejected. On March 14, 2018, the owner of the property submitted a counterproposal to the Company, which the parties are currently negotiating. As we are still negotiating the terms of the land purchase, there can be no assurances as to when or if we will consummate the purchase of the First Facility Property.

In anticipation of the successful conclusion of the negotiations of the purchase of the First Facility Property, we have commenced communication with the relevant authorities in Henderson, Nevada in order to obtain a conditional use permit for the construction and development of our cultivation and production facilities to be located on the First Facility Property.

If we are unable consummate the purchase of the First Facility Property or if we are unable to obtain a conditional use permit from the municipal authorities in Henderson, Nevada, we will have to locate another site for purchase or lease in order to proceed with our business plan, which could cause substantial delays in the timing and execution of such business plan.

Phase Four — Operation and Expansion

The Company expects to close on the purchase of the First Facility Property by the conclusion of the third fiscal quarter of 2018. The commencement of the Company’s cannabis cultivation and production operations will be largely dependent on the closing of such purchase, the consummation of transactions contemplated by the Greenway Purchase Agreement (including transfer of Greenway’s cultivation and production license to the Company), the obtainment of conditional use permit(s) to begin construction on the First Facility Property, the successful completion of such construction and the Company’s ability to retain and expand its employee base through the process of completing the foregoing steps.

While the Company completes the construction and development of First Facility on the First Facility Property, it intends to begin the search for similar properties in located in other parts of Nevada which the Company believes will not cannibalize revenue from the First Facility’s operations in Henderson, Nevada.

As the Company currently has little to no operating revenue from operations (including from its previous business line as an online shopping marketplace), it is highly likely that the commencement of the Company’s cannabis cultivation and production operations will also be dependent on the ability of the Company and its management to raise capital, including successful selling the shares offered hereby. In support of efforts to secure financing for, among other things, the commencement of operations at the First Facility, on April 13, 2018, we entered into a Financial Advisory Agreement with MD Global Partners, LLC, which will provide the Company management and financial consulting services which will consult on, among other items, board governance, proposed business opportunities, on-going strategic corporate planning, long-term investment policies, and business plans, obtaining other technical and advisory assistant, and overall business planning and strategy.

As the only phase of our business plan that we have completed is the hiring of Mr. Snelson, there can be no assurances that we will ever complete any of the other phases of our business plan, or that our business plan will not change substantially from that which is described above.

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Going Concern

Our accountant has expressed substantial doubt about our ability to continue as a going concern. The Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Growth Strategy

The Company’s business is currently focused on the cultivation and distribution of cannabis in the State of Nevada, with the Company’s First Facility being situated in Henderson, Nevada. The Company intends to distribute cannabis from the First Facility through wholesale transactions to qualified cannabis sales establishments. We will operate under stringent quality control processes, including the use of independent, third party testing facilities and internal inspections to ensure that all of the products we distribute will not only meet all state-required standards, but exceed them. The Company intends to implement rigorous compliance programs across its facilities as it expands, including those to ensure that we only distribute to licensed facilities and retail stores per the legal limits as described in the applicable state laws and regulations. For example, in the State of Nevada, the Company will use the Franwell – Metrc (Marijuana Enforcement Tracking Reporting & Compliance) inventory tracking and compliance system to manage all of its seed-to-sale inventory management and track the Company’s products as they travel along its distribution channels. By establishing ourselves as cultivators and distributors of high-quality cannabis, and oils for edibles, the Company’s goal is to then expand its operations to retail cannabis establishments and licensed facilities well beyond the First Facility, first across the state of Nevada, and eventually into other jurisdictions, where legally permissible.

Market

Thirty states have already passed legislation permitting medical cannabis use, and nine states and the District of Columbia allow full adult use. Recent research indicates that as legalization of cannabis continues to be adopted in more states, the cannabis industry has been growing steadily and rapidly. According to Oakland-based cannabis angel investment network, The ArcView Group (Executive Summary, 5th Edition), national legal sales for 2016 grew to $6.7 billion from $5 billion in 2015, fueled by explosive growth in adult use market sales. The growth continues a robust pattern that ArcView estimates will lead to a $22.6-billion market in 2021 at a 27% compound annual growth rate.

In November 2016, a new set of regulations paved the way for a recreational marijuana market in Nevada which is expected to register a compound annual growth rate of 42% over the next five years thus adding up to $433 million in sales annually by 2021. Thus, our goal is to become an industry leader in the cannabis industry, beginning with a focus on key regions of Nevada. The target market for the Company is comprised of retail stores, processors, and other points of sale serving the 45 million tourists (as reported by the ArcView Group that visit the Nevada cities of Henderson, Las Vegas, Lake Tahoe and Reno each year, as well as adjacent producers interested in local businesses and farms that create high quality cannabis products.

Marketing and Advertising

The Company’s marketing focus will be on building business relationships to foster and grow business-to-business sales. Thus, the Company will first visit the various cannabis business establishments located in close proximity to the First Facuility in Henderson, Nevada, in an effort to meet the executives that would be in charge of purchasing the Company’s products. Then, Company’s marketing strategy will be based on generating awareness and visibility of OrgHarvest brand. Besides visits to our potential local customers, our strategy will rely on several different forms of communication. The main form will be participation in the numerous trade shows for the industry. Our management team will choose trade shows that are set up to allow for cannabis retailers to meet and transact business, such as those organized by the National Cannabis Industry Association and MJBiz Magazine. The Company will network and continue to learn about new developments in the industry at such trade shows. The Company also intends to take out advertisements in industry trade magazines and sponsor cannabis events relevant to the Company’s business plan. Finally, the Company has built a website to target opportunities at www.orgharvest.us, retail stores and other licensed marijuana facilities. Information contained on or accessible through our website is not a part of this Offering Circular and should not be relied upon in determining whether to make an investment decision.

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Competition and Industry Background

The cannabis industry is highly competitive. We will compete with other cannabis companies not only for consumer acceptance but also for shelf space and marketing focus in retail outlets, all of whom also will likely stock other cannabis products. We do not have any exclusivity agreements or even distribution agreements in place with any retailers. Our products will compete with a wide range of cannabis products, produced by a relatively large number of producers, most of which have substantially greater financial, marketing and distribution resources than ours.

Increased competitor consolidations, market-place competition, competitive product offerings and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our revenue and financial targets. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our ability to establish and expand the market for our products.

However, we believe that we can differentiate ourselves from our competitors by providing better quality products, with fewer pesticides. We also believe that we have a stronger focus on developing strains and new products than our competitors.

Intellectual Property

Our policy will be to seek to protect and enhance the proprietary products, inventions, and improvements that are commercially important to our business, including seeking, maintaining, and defending intellectual property rights, whether developed internally or acquired from third parties. However, as of this time, there is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names.

Our commercial success may depend in part on our ability to obtain and maintain patent and other proprietary protection for our product, inventions, and improvements; to preserve the confidentiality of our trade secrets; to defend and enforce our proprietary rights, including our patents; and to operate without infringing on the valid and enforceable patents and other proprietary rights of third parties.

Government and Industry Regulation

Cannabis is currently a Schedule I controlled substance under the CSA and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession and/or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The DOJ describes Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in Colorado with respect to state-regulated cannabis activities in Colorado and other states, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this Offering Circular, 30 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico have passed legislation allowing their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures, and the state legislature of Vermont has approved legislation, to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

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In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued the Cole Memo to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. In addition, the FinCEN Guidelines wee released on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “– FinCEN”).

Additional existing and pending legislation provides, or seeks to provide, protection to persons acting in violation of federal law but in compliance with state laws regarding cannabis. The Rohrabacher-Blumenauer Amendment (formerly known as the Rohrbacher-Farr Amendment) to the Commerce, Justice, Science and Related Agencies Appropriations Bill, which funds the DOJ, since 2014 has prohibited the DOJ from using funds to prevent states with laws authorizing the use, distribution, possession or cultivation of medical cannabis from implementing such laws. In August 2016, the Ninth Circuit Court of Appeals ruled in United States v. McIntosh that the Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state medical cannabis laws, provided that such conduct is in strict compliance with applicable state law. The Rohrabacher-Blumenauer Amendment is currently effective through March 23, 2018, but as an amendment to an appropriations bill, it must be renewed annually.

These developments previously were met with a certain amount of optimism in the cannabis industry, but (i) neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted, (ii) the Rohrabacher-Blumenauer Amendment, being an amendment to an appropriations bill that must be renewed annually, has not currently been renewed beyond March 23, 2018, and (iii) the ruling in United States v. McIntosh is only applicable precedent in the Ninth Circuit, which does not include Colorado, the state where we currently primarily operate.

Furthermore, on January 4, 2018, the U.S. Attorney General, Jeff Sessions, issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” The Sessions Memo went on to state that given the DOJ’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. However, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to us. We do not currently cultivate, distribute or sell cannabis, but hold a 50% non-operated ownership in an entity that does, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change. As of the date of this Report, we have provided products and services to state-approved cannabis cultivators and dispensary facilities. As a result, we could be deemed to be aiding and abetting illegal activities, a violation of federal law.

The Cole Memo

Because of the discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational cannabis, from federal law that prohibits any such activities, DOJ Deputy Attorney General James M. Cole issued the Cole Memo concerning cannabis enforcement under the CSA.

At the time of its issuance, the Cole Memo reiterated Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo noted that the DOJ was committed to enforcement of the CSA consistent with those determinations. It also noted that the DOJ was committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way.

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Although the Sessions Memo has rescinded the Cole Memo and it is unclear at this time what the ultimate impact of that rescission will have on our business, if any, we intend to continue to conduct rigorous due diligence to verify the legality of all activities that we engage in and ensure that our activities do not interfere with any of the Enforcement Priorities set forth in the Cole Memo.

FinCEN

FinCEN provided guidance regarding how financial institutions can provide services to cannabis-related businesses consistent with their BSA obligations. For purposes of the FinCEN guidelines, a “financial institution” includes any person doing business in one or more of the following capacities:

•	bank (except bank credit card systems);
•	broker or dealer in securities;
•	money services business;
•	telegraph company;
•	card club; and
•	a person subject to supervision by any state or federal bank supervisory authority.

In general, the decision to open, close, or refuse any particular account or relationship should be made by each financial institution based on a number of factors specific to that institution. These factors may include its particular business objectives, an evaluation of the risks associated with offering a particular product or service, and its capacity to manage those risks effectively. Thorough customer due diligence is a critical aspect of making this assessment.

In assessing the risk of providing services to a cannabis-related business, a financial institution should conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered, (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related business, (iii) requesting from state licensing and enforcement authorities available information about the business and related parties, (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers), (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties, (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance, and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

As part of its customer due diligence, a financial institution should consider whether a cannabis-related business implicates one of the Cole Memo Enforcement Priorities or violates state law. This is a particularly important factor for a financial institution to consider when assessing the risk of providing financial services to a cannabis-related business. Considering this factor also enables the financial institution to provide information in BSA reports pertinent to law enforcement’s priorities. A financial institution that decides to provide financial services to a cannabis-related business would be required to file suspicious activity reports. It is unclear at this time what impact the Sessions Memo will have on customer due diligence by a financial institution.

While we believe we do not qualify as a financial institution in the United States, we cannot be certain that we do not fall under the scope of the FinCEN guidelines. We plan to use the FinCEN Guidelines, as may be amended, as a basis for assessing our relationships with potential tenants, clients and customers. As such, as we engage in financing activities, we intend to adhere to the guidance of FinCEN in conducting and monitoring our financial transactions. Because this area of the law is uncertain and is expected to evolve rapidly, we believe that FinCEN’s guidelines will help us best operate in a prudent, reasonable and acceptable manner. There is no assurance, however, that our activities will not violate some aspect of the CSA. If we are found to violate the federal statute or any other in connection with our activities, our company could face serious criminal and civil sanctions.

Moreover, since the use of cannabis is illegal under federal law, we may have difficulty acquiring or maintaining bank accounts and insurance, and our stockholders may find it difficult to deposit their stock with brokerage firms.

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Licensing and Local Regulations

Where applicable, we will apply for state licenses or similar approvals that are necessary to conduct our business in compliance with local laws. Local laws at the county and municipal level add an additional layer of complexity to legalized cannabis. Despite a state’s adoption of legislation legalizing cannabis, counties and municipalities within the state may have the ability to otherwise restrict cannabis activities, including but not limited to cultivation, retail, distribution, manufacturing or consumption.

Zoning sets forth the approved use of land in any given city, county or municipality. Zoning is set by local governments or local voter referendum, and may otherwise be restricted by state laws. For example, under certain state laws a seller of liquor may not be allowed to operate within 1,000 feet of a school. There may be similar restrictions imposed on cannabis operators, which will restrict where cannabis operations may be located and the manner and size to which they can grow and operate. Zoning can be subject to change or withdrawal, discretionary approvals may be required for certain uses, and properties can be re-zoned. The zoning of our properties will have a direct impact on our business operations.

Corporate History

As noted above, the Company was incorporated under the laws of the State of Delaware on September 2, 1997 under then name 1-800-AutoTow, Inc. On January 16, 2001, a Chapter 11 Bankruptcy Proceeding was filed in the United States District Bankruptcy Court of the Middle District of Florida, Tampa Division Case # 01-00634-8G1 by the Company as debtor, with the aim of restructuring the Company. The Chapter 11 case was dismissed by Judge Paul M. Glen on December 3, 2002. Any remaining liabilities of the Company have all been extinguished by the passage of time and failure of creditors to act on their claims within the time allowed by law.

On September 7, 2006, the Company entered into a Merger Agreement with Home Shopping Latino, Inc., a Nevada corporation. On September 15, 2006, the merger contemplated by said Merger Agreement was consummated, with the Company being the surviving entity.

Also on September 15, 2006, in connection with the merger contemplated by the Merger Agreement with Home Shopping Latino, Inc., the Company conducted a reverse split of the Company’s issued and outstanding shares of Common Stock (at that time, par value $0.001), at a ratio of 1 share for each 100 shares.

On October 19, 2006, the Company changed its name to Home Shopping Latino, Inc., and on May 14, 2018, the Company changed in name to OrgHarvest, Inc.

Corporate Information

Our principal executive offices are located at 774 Mays Boulevard, 10-536, Incline Village, Nevada 89451. Our telephone number is (310) 460-8426. The address of our website is www.orgharvest.us. Information contained on or accessible through our website is not a part of this Offering Circular and should not be relied upon in determining whether to make an investment decision.

Our securities are currently quoted on the OTC Markets Group Inc.’s OTC Pink marketplace under the symbol “ORGH.”

Employees

As of December 31, 2017, we had 1 full-time total employee, Frank Celecia, our Chief Executive Officer, and no part time employees. None of our employees are represented by a union or parties to a collective bargaining agreement. We believe our employee relations to be good.

Legal Proceedings

We are not currently a party to any material legal proceedings. Although we are not currently a party any material legal proceedings, from time to time, we may be subject to various other legal proceedings and claims that are routine and incidental to our business. Although some of these proceedings may result in adverse decisions or settlements, management believes that the final disposition of such matters will not have a material adverse effect on our business, financial position, results of operations or cash flows.

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DESCRIPTION OF PROPERTY

The following table summarizes pertinent details of our properties as of August 15, 2018:

Location	Owned or Leased	Lease Expiration	Type of Property

774 Mays Boulevard, 10-536, Incline Village, Nevada 89451	Leased	Month-to-Month	Executive Office

Our principal executive office is located at a 450 square foot facility located in Incline Village, Nevada, and is on a month-to-month lease which has not been reduced to writing by the landlord, Postal Express, with monthly rent of $450 per month.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Our goal is to become a leading, high-quality cultivator and wholesaler of cannabis and cannabis-related products, beginning with the establishment of the First Facility in Henderson, Nevada. The Company was formed under the laws of the State of Delaware on September 2, 1997 under the name 1-800-AutoTow, Inc. On October 19, 2006, the Company changed its name to Home Shopping Latino, Inc., and on May 14, 2018, it changed its name to OrgHarvest, Inc. to reflect the Company’s focus on its new, and exclusive, focus on the cannabis industry on the cultivation and wholesale distribution of cannabis.

A.	Plan of Operation: Issuer’s Plan of Operation for the next twelve months.

In order to achieve its goals, the Company has developed a four phase business plan, which is described in the section entitled “Description of Business,” above. We believe that we can complete all four phases of our business plan within the twelve months subsequent to the closing of the Offering. In addition to the business plan set forth above, after the closing of the Offering, management plans to travel to the Netherlands in order to conduct a study on cannabis production facilities, and likely, to purchase the parts to construct a Dutch-style cannabis production facility on the First Facility Property.

As the only phase of our business plan that we have completed is the hiring of Mr. Snelson, there can be no assurances that we will ever complete any of the other phases of our business plan, or that our business plan will not change substantially from that which is described above.

B.	Management's Discussion and Analysis of Financial Condition and Results of Operations.

For the years ended December 31, 2017 and 2016 (Unaudited)

Revenues

We had no revenues for the years ended December 31, 2017 and 2016, respectively. This lack of revenue is a result of the failure of the Company’s previous business line prior to the pivot to its current business focus relating to the cannabis industry.

Cost of Sales

The Company remains in developmental stage and therefore has not commenced selling cannabis. Thus, in conjunction with not having any operational revenue, the Company has incurred no Cost of Sales.

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Operating Expenses

We had operating expenses of $26,292 and $6,135 for the years ended December 31, 2017 and 2016, respectively. Operating expenses were incurred principally to develop the Company’s business plan, to implement the necessary infrastructure necessary to conduct the Offering and general administrative expenses.

Income/Losses

Net losses were $26,292 and $6,135 for the years ended December 31, 2017 and 2016, respectively. Most of the Company’s expenses were incurred in the payment of professional fees, compliance expenses and general administrative expenses. As the Company has not yet commenced the sale of cannabis, it had no revenue to offset these expenses.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

During the years ended December 31, 2017 and 2016, net cash flows provided by (used in) operating activities were $(25,351) and $(5,181), respectively.

During the years ended December 31, 2017 and 2016, we had cash flows of $811 and $(2,724), respectively.

During the years ended December 31, 2017 and 2016, net cash flows provided by financing activities were $26,162 and $657, respectively. Additionally we had $860 and $0 in proceeds from sales of Common Stock during 2017 and 2016, respectively.

We had cash of $11,270 on hand as of December 31, 2017 and $10,459 on hand as of December 31, 2016. It is likely that we will require significant additional financing within the next 12 months and if we are unable to raise the needed funds on an acceptable basis, we may be forced to cease or curtail operations.

It is likely that we will require significant additional financing within the next 12 months and if we are unable to raise the needed funds on an acceptable basis, we may be forced to cease or curtail operations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our board of directors is elected annually by our stockholders. The board of directors elects our executive officers annually.

The Company has no part-time employees. The Company has entered into employment agreements with Messrs. Celecia and Snelson. See “Compensation of Directors and Executive Officers” below.

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Our directors and executive officers are as follows:

Name	Position	Age	Term of Office
Executive Officers:
Frank Celecia	Chief Executive Officer and Director	71	September 2006 - Present
Directors:
James Adams	Director	72	April 2017 - Present
Dr. Dean Cohen	Director	61	April 2017 - Present
Dean Ruffridge	Director	67	April 2018 - Present

Significant Employee:
Rick D. Snelson	Master Grower	55	Term shall commence upon construction of the First Facility.

Executive Officer

Frank Celecia has served as the Chief Executive Officer and director of the Company since September 2006. Mr. Celecia founded and served as the Chief Executive Officer of RudeHoney Design Group, a film production company, from June 1999 to July 2005. During Mr. Celecia’s time at RudeHoney he supervised sales staff and brought the company from a start-up to $10,000,000 in sales. RudeHoney provided branding animation for TV Networks, Cable channels, TV shows, the Grammy Awards, the Oscars, and the Super Bowl. In the early 1990’s, Mr. Celecia was the Chief Executive Officer of Vidcom Post, Inc., a Nasdaq-listed company, whose clients included Sony Pictures, Disney, NBC, CBS, NBC and Columbia Pictures. Mr. Celecia has served as a member of the International Television Society, and is a current member of the National Association of Broadcasters, Who’s Who in American Industry, Broadcast Design Association, and Promax. Mr. Celecia’s background in general management, finance/administration, strategic planning, financial planning and analysis, procurement operations, telecommunications make him an excellent member of our management team and board of directors. Mr. Celecia received his Bachelor of Arts degree from the New York Institute of Technology and served aboard the USS Forrestal CVA 59 in the United States Navy, as well as in the Vietnam war, during which time he was awarded a bronze star, which is a United States decoration awarded to members of the United States Armed Forces for either heroic achievement, heroic service, meritorious achievement, or meritorious service in a combat zone.

Upon the successful cleaning of this Offering, the Company plans to employ Carlos Calixto as its Chief Operating Officer. The terms of Mr. Calixto’s employment were still being negotiated as of August 15, 2018.

Non-Employee Directors

James Adams has served as a director of the Company since April 2017. After serving as Controller for one of Waste Management, Inc.’s largest hauling sites and landfills for 7 years, Mr. Adams was promoted to Business Improvement Manager on the regional level in 2001. Upon leaving Waste Management, Inc. in 2003, Mr. Adams started James W. Adams and Associates, a consulting firm specializing in working with waste companies in California to recover Fuel Tax Credits from the state. Mr. Adams received his Bachelor of Science degree in Business Administration from Woodbury University in 1972. Mr. Adams also participated in the Presidential Key Executive Master’s Program at Pepperdine University in 2005.

Dean Cohen has served as a director of the Company since April 2017. Dr. Cohen is a board-certified family physician. Dr. Cohen partnered with Family Care Associates, in Port St. Lucie, Florida in 1990 and played a key role in improving the quality of care by the medical group, serving as head of quality assurance, medical review officer and was responsible for the training and oversight of mid-level medical providers. In 1997, Family Care Associates was sold to Martin memorial Health Systems, at which time Dr. Cohen served on the executive committee. In 2006, Dr. Cohen left Martin Memorial Health Systems and ventured into hospitalist medicine, caring exclusively for hospitalized patients. Dr. Cohen served as a physician leader in the Clinical Transformation Committee, that developed, implemented and oversaw the successful transformation of Albermarle Hospital from paper to electronic medical records in 2012. In addition to his medical pursuits, Dr. Cohen was president of 3D Management, a real estate management company from 1997 to 2017. He remains a managing partner in DESO Properties an international real estate investment corporation, since its inception in 2005. Mr. Cohen received his Bachelor of Science degree, summa cum laude, from Loyola University of Chicago. He received his medical degree, with honors, from the Chicago College of Osteopathic Medicine.

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Dean Ruffridge has served as a director of the Company since April 2018. Mr. Ruffridge is currently the Senior Vice President of CR&R Environmental Services in the trash and waste management services based in Southern California since July 2002. Mr. Ruffridge has worked for CR&R Environmental Services since 1986. Responsible for acquiring and maintaining over 50 municipal franchise agreements, he has intimate knowledge of municipal solid waste programs as well as public sector business issues. With over 30 years in business, including owner of his own liquid waste company and as Vice president for 19 years of the largest publicly held solid waste company in the United States, Mr. Ruffridge has deep insight into all aspects of business activities. Having formed intimate associations with business associates and clients from many levels of decisions making, Mr. Ruffridge will assist in product marketing and formatting long lasting relationships within the cannabis industry. Mr. Ruffridge received his Bachelor of Bachelor of Science degree from Iowa State University in Urban Planning, and his master’s degree from the University of Southern California in Public Administration.

Significant Employee

Rick D. Snelson has served as the Master Grower of the Company since July 2018. Mr. Snelson has over 34 years’ experience developing proper horticulture methods in his own cultivation operation, including working as the administrative supervisor to create Sativa and Hybrid strains in his own cultivation operation in Palm Springs, California. Mr. Snelson’s wide range of skills includes both indoor and outdoor greenhouse operations. Mr. Snelson has experience in organization and administration in a grow operation, including, but not limited to, oversight of staffing, training, motivating, coaching and supervising greenhouse staff. His maintenance of quality assurance, inventory and safety controls, as well as ensuring strict adherence to company and government standards and regulations. Mr. Snelson's accomplishments include an introduction of upscale medical and recreational cannabis strains.

Mr. Snelson was not employed by the Company in 2016 or 2017. However, the Company has entered into a Master Grower Employment Agreement with Rick Snelson, dated July 5, 2018, pursuant to which the Company will pay Mr. Snelson a base salary of $250,000 per year, beginning on completion of construction of the First Facility. The term of the Employment Agreement is for five years.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter, control person or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated,

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity,

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•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity, or

•	Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our directors and executive officers for all services rendered in all capacities to us since the beginning of fiscal year 2016 until the date of the Offering Statement to which this Offering Circular relates. We do not have a compensation committee and compensation for our directors and officers is determined by our board of directors. We have not approved any stock option plan for the compensation of directors, employees and contractors.

Name and principal position	Capacities in which compensation was received	Fiscal Year	Total Compensation
Frank Celecia (1)	Chief Executive Officer	2016, 2017	$0

(1) The Company has entered into an Employment Agreement with Frank Celecia, on April 1, 2010, pursuant to which the Company will pay Mr. Celecia a base salary of $180,000 per year. The term of the Employment Agreement was for five years and has been regularly renewed since 2015. However, Mr. Celecia has agreed to defer all of his salary and benefits under the aforementioned employment agreement, until such time as the Company has reached $2,000,000 in net proceeds from the Offering.

As of August 15, 2018, we have not offered members of our board of directors any compensation for their services.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of August 15, 2018, based on an aggregate of 43,498,162 shares of Common Stock issued and outstanding as of August 15, 2018.  The information includes beneficial ownership by (i) each executive officer and director, (ii) all of our executive officers and directors as a group, and (iii) each person or entity who, to our knowledge, owns more than 5% of our Common Stock.

Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Unless stated otherwise, the business address for these stockholders is c/o OrgHarvest, Inc., 774 Mays Boulevard, 10-536, Incline Village, Nevada 89451.

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Title of Class	Number and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of Class
Common Stock	James W. Adams	553,875, direct	0	1.28%

Common Stock	Frank Celecia	12,562,377, direct	0	29%

Common Stock	Frank & Joanne Celecia, jointly	13,000,000, direct		30%

Common Stock	Joanne Celecia	6,435,680, direct	0	14.80%

Common Stock	Dr. Dean Cohen and Patricia Cohen	180,001, Dean S Cohen & Patricia A Cohen, direct	0	0.005%

Common Stock	Dean Ruffridge	505,499, direct	0	1.16%

All officers and directors as group hold 33,237,432 shares of Common Stock, or approximately 76.41% of the Company’s outstanding Common Stock.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described within the section entitled Executive Compensation of Directors and Officers this Offering Circular, the Company had the following transactions with “Related Persons,” as that term is defined in item 404 of Regulation SK, which includes, but is not limited to:

•	any of our directors or officers;

•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

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•	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

SECURITIES BEING OFFERED

This Offering Circular relates to the sale of up to 67,000,000 shares of our Common Stock by the Company at a price of $0.25 per share, for total offering proceeds of to the Company up to $16,750,000 if all offered shares are sold. The Selling Security Holders are offering for sale a maximum of 13,000,000 shares of Common Stock at a fixed price of $0.25 per share for gross proceeds of up to $3,250,000.

There is no minimum Offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum amount established for investors is $1,000, unless such minimum is waived by the Company, in its sole discretion. All funds raised by the Company from this Offering will be immediately available for the Company’s use. The Selling Security Holders will be entitled to keep all proceeds from the sale of their shares.

We are authorized to issue a total of 500,000,000 shares of Common Stock, with a $0.0001, par value per share, and 10,000,000 shares of Preferred Stock, par value $0.0001. As of August 15, 2018, the Company had approximately 43,398,162 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

Each share of Common Stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. Directors shall be elected by a plurality vote and each matter, other than the election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter. The vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Stockholders may take action by written consent of over 50% of the issued and outstanding Common Stock of the Company.

Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. From inception, the Company has never declared or paid any cash dividends to holders of its Common Stock, and has no intention to do so in the foreseeable future. Although it is the Company’s intention to utilize all available funds for the development of its business, no restrictions are in place that would limit its ability to pay dividends. The payment of any future cash dividends will be at the sole discretion of the Company’s board of directors.

Holders of our Common Stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our bylaws that would prevent or delay change in our control.

Preferred Stock

The Company’s board of directors is authorized, subject to limitations prescribed by law and provisions of the Compnay’s Amended and Restated Articles of Incorporation, to provide for the issuance from time to time in one or more series of any number of shares of preferred stock and to established the number of shares to be included in each series, and to fix the designations, relative rights, preferences, qualifications and limitations of the shares of each such series. To date, even though it designated 100,000 shares as Series A Preferred Stock, the Company has not issued any preferred stock.

Section 203 of the Delaware General Corporation Law

The Company is subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

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•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers, and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is ClearTrust, LLC, located at 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558, and with a phone number of (813) 235-4490.

Market Price, Dividends, and Related Stockholder Matters

Our Common Stock is not traded on a national exchange, but is quoted on the OTC Markets Group Inc.’s OTC Pink marketplace. There is only a limited market for our Common Stock.

The last sale price of the Company’s Common Stock on August 15, 2018 was $0.3180 per share.

As of August 15, 2018, there were approximately 300 holders of the Company’s Common Stock.

Although it is the Company’s intention to utilize all available funds for the development of its business, no restrictions are in place that would limit its ability to pay dividends. The payment of any future cash dividends will be at the sole discretion of the Company’s board of directors.

On April 25, 2017 we sold 425,000 shares of Common Stock to James W. Adams, 335,000 shares of Common Stock to Dean A. Ruffridge, 100,000 shares of Common Stock to Dean S. and Patricia Cohen, for an aggregate amount of 860,000 shares, at a price of $0.10 per share, for aggregate proceeds of $860, pursuant to the exemption from registration pursuant to Rule 506(b) under Regulation D of the Securities Act.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our bylaws, subject to the provisions of Delaware law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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FINANCIAL STATEMENTS

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OrgHarvest, Inc. Balance Sheet (Unaudited)

	December 31,	December 31,
Particulars	2017	2016
ASSETS
Current Assets
Checking/Savings	1,409	598
Checking	9,862	9,862
Total Checking/Savings	11,270	10,459
Total Current Assets	11,270	10,459
Fixed Assets
Computer Equipment,net	1,928	2,952
Other Assets
Loans & Advances	128,218	128,218
Investment	215,000	215,000
Total Other Assets	343,218	343,218
TOTAL ASSETS	$356,416	$356,629

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Loan to HSL	43,955	129,828
Long Term Liabilities
Notes Payable
Loan from Frank Celecia	921,084	895,047
Total Notes Payable	921,084	895,047
Total Long Term Liabilities	921,084	895,047
Total Liabilities	$965,039	$1,024,875

Stockholders' Equity
Common Stock	43,138	42,363
Common Stock. $0.0001 par value, 100,000,000 authorized as of December 31, 2017 and 2016; 43,138,162 shares and 42,363,162 issued and outstanding as of December 31, 2017 and 2016, respectively
Additional Paid in equity	134,225	49,085
Development Stage	(785,986)	(759,694)
Retained Earnings
Net Income
Total Equity	(608,623)	(668,246)
TOTAL LIABILITIES & EQUITY	$356,416	$356,629

The accompanying note are the internal part of financial statements

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OrgHarvest, Inc. Statement of Operations (Unaudited)

	Twelve Months Ended December 31,		Inception
Particulars	2017	2016	2004 to 2017

Income:
Production			26,250
Total Income	-	-	26,250

Expenses:
Art Direction			9,500
Automobile Expenses	127	120	6,863
Accounting	297		36,297
Advertising	49		16,814
Bank Fees	127	108	1,157
PARASEC- Corp. DE. Agent			544
Printing and Reproduction			2,090
Computer Supplies & Maint.	25	(97)	958
Commissions			20,000
Credit Card		93	956
Consultants	708		155,706
Conventions			55,000
Insurance			145
Legal Expenses	5,470		111,970
Office Expense	3,133	689	8,859
Postage and Delivery	5		124
Professional Fees	5,241		94,798
Repairs	300		340
Supplies/Provisions	1,061	316	6,764
Salaries- Don Martin			150,000
Salaries - Frank Celecia			202,500
State/Delaware	930		2,058
Telephone			712
Taxes-Delaware			936
Travel & Entertainment	3,688	3,659	181,609
Pink Sheets Listing	4,000		10,000
Other Expenses-incl. Dep.	1,131	1,246	34,027
Total Expenses	26,292	6,135	1,110,726

Net Profit/(Loss)	(26,292)	(6,135)	(1,084,476)

Note: The cumulative loss from the Company’s inception is $1,084,476

The accompanying notes are integral part of the financial statements

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OrgHarvest, Inc. Statement of Cash Flows (Unaudited)

	Twelve Months ended December 31,		Inception
	2017	2016	2004 to 2017

Net Income (Loss)	$(26,292.00)	$(6,136.00)	$(1,084,476.00)
Adjustments to reconcile Net Income
Addition of Depreciation(non-cash expense)	941	955	2,135
Net Cash provided by Operating Activities	(25,351)	(5,181)	(1,082,341)

Cash Flows from Investing Activities:
Purchase of Fixed Asset			(4,775)
Short Term Loan Given		1,800	(4,700)
Investment in Pegasus Corp			(215,000)

Net Cash Used by Investing Activities	-	1,800	(224,475)
Cash Flows from Financing Activities:
Proceeds from Sales of Common Stock	860		302,682
Additional Paid In Equity	85,140		134,225
Debt converted to Preferred Stock
Notes Payable	25,858	657	837,224
Accounts Payable(Loan to HSL)	(85,696)		43,955
Net Cash provided by Financing Activities:	26,162	657	1,318,086

Net Increase (Decrease) in Cash	811	(2,724)	11,270
Cash at Beginning of Period	10,459	13,183	-
Cash at End of Period	11,270	10,459	11,270

NOTE: THE CUMULATIVE AMOUNTS OF CASH FLOWS FROM THE FIRM'S INCEPTION TO DATE ARE AS FOLLOWS:

Net Cash provided by Operating Activities	(1,082,341)
Net Cash Used By Investing Activities	(224,475)
Net Cash provided by Financing Activities	1,318,086

The accompanying notes are an integral part of these financial statements.

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OrgHarvest, Inc. Statements of Stockholders’ Equity (Unaudited)

BALANCE, JUNE 30, 2006 COMPREHENSIVE INCOME	Common Stock	Additional Paid in Equity	Retained Earnings	Total
Operating Loss for the period			(212,072.00)	(212,072.00)
5/21/2004 to 6/30/2006
Issuance of 6,500,000 Common Stock	255,642.00			255,642.00
BALANCE JUNE 30,2006	255,642.00		(212,072.00)	43,570.00
COMPREHENSIVE INCOME

Operating Loss for the period			(394,150.00)	(394,150.00)
7/1/2006 to 6/30/2007
Issuance of 44,475,667 shares of common stock	4,447.00			4,447.00
BALANCE JUNE 30,2007	260,089.00		(606,222.00)	(346,133.00)
COMPREHENSIVE INCOME

Operating Loss for the period			(270,137.00)	(270,137.00)
7/1/2007 to 12/31/2008
Debt conversion to common stock-42,500 shares	42,500.00			42,500.00
BALANCE DEC. 31,2008	302,589.00		(876,359.00)	(573,770.00)
COMPREHENSIVE INCOME

Year ending December 31,2009
Common stock 150 for 1
Rights offering 40,447,860 ended April 3rd 2009	40,448.00
COMPREHENSIVE INCOME
Conversion of debt to preferred shares
Operating Loss for the period			(97,198.00)
BALANCE	40,448.00		(973,557.00)	(933,109.00)

Year ending December 31,2010
Operating profit for the period			6,729.00

BALANCE 12/31/2010	40,448.00		(966,828.00)	(926,380.00)
COMPREHENSIVE INCOME

Period ending December 31,2011
Operating loss for the period			(23,174.68)	(23,174.68)
Issue of common stock-5000 stock @$0.001 per stock	5.00	4,995.00		5,000.00

BALANCE 12/31/2011	40,453.00	4,995.00	(990,002.68)	(944,554.68)
COMPREHENSIVE INCOME

Period ending December 31,2012
Operating loss for the period			(8,313.00)	(8,313.00)
BALANCE 12/31/2012	40,453.00	4,995.00	(998,315.68)	(952,867.68)
COMPREHENSIVE INCOME

Period ending December 31,2013
Operating loss for the period			(1,066.99)	(1,066.99)
BALANCE 12/31/2013	40,453.00	4,995.00	(999,382.67)	(953,934.67)
COMPREHENSIVE INCOME

Period ending Dec. 31,2014
Issue of common stock	1,280.00	32,220.00		33,500.00
Operating loss for the period			(12,631.00)	(12,631.00)
BALANCE 12/31/2014	41,733.00	37,215.00	(1,012,013.67)	(933,065.67)
COMPREHENSIVE INCOME

Period ending Dec. 31,2015
Issue of common stock	545.00	11,870.00		12,415.00
Operating loss for the period			(45,917.00)	(45,917.00)
BALANCE 12/31/2015	42,278.00	49,085.00	(1,057,930.67)	(966,567.67)
COMPREHENSIVE INCOME

Period ending Dec. 31,2016
Conversion of debt to preferred stock	-
Operating loss for the period			(6,135.00)	(6,135.00)
BALANCE 12/31/2016	42,278.00	49,085.00	(1,064,065.67)	(972,702.67)
COMPREHENSIVE INCOME

Period ending Dec. 31,2017
Issue of common stock	860.00	85,140.00
Operating loss for the period			(26,292.00)	(26,292.00)
BALANCE 12/31/2017	43,138.00	134,225.00	(1,090,357.67)	(912,994.67)
COMPREHENSIVE INCOME

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OrgHarvest, Inc.

NOTES TO THE FINANCIAL STATEMENTS

1. ORGANIZATION

OrgHarvest, Inc. (the “Company”) is focused on the Nevada marijuana industry, in particular, the cultivation of cannabis. The Company was incorporated in the State of Delaware. OrgHarvest, Inc. is quoted under the stock symbol “ORGH” on the OTC Pink marketplace. The Company plans to submit the necessary information to uplist on the OTCQB marketplace if this Offering is successful.

2. GOING CONCERN

The accompanying Financial Statements have been prepared on a going concern basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations since its inception, and this has created uncertainty as to the Company's ability to continue as a going concern without the infusion of additional capital. The Company plans to purchase land and install high tech greenhouses with funds raised.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These Financial Statements have been prepared in accordance with generally accepted accounting principles. The Financial Statements and Notes thereto are representations of the Company's management, who is responsible for their integrity and objectivity. The preparation of these Financial Statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company continually evaluates the policies and estimates it uses to prepare its financial statements. In general, management's estimates and assumptions are based on historical experience, known trends or events, and other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making the judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

A. Use Of Estimates

The preparation of Financial Statements, in conformity with generally accepted accounting principles in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Financial Statements, and the reported amounts of revenue and expenses during the reporting periods. These estimates include, among others, allowances for doubtful accounts, net realizable values on long-lived assets and deferred tax assets, certain accrued expense amounts, and revenue recognition. Actual results could differ from those estimates. Certain reclassifications of prior year amounts have been made for consistent presentation.

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B. Accrual Basis Of Accounting

The firm's policy is to prepare its financial statements on the accrual basis of accounting: thus revenues are recognized when earned, and certain expenses and assets acquired are recognized when the obligation is incurred.

C. Revenue Recognition

Revenues shall be recognized and billed when the Company's professionals deliver products to their clients. All costs of compensating the Company's professionals are the responsibility of the Company and are included in the direct cost of services.

D. Common Stock

The total number of shares of our common stock outstanding as of December 31, 2017 ware 43,138,162 shares. During the financial year 2017, an additional amount of 860,000 shares were issued to the investors. The stock were issued at a price of $0.10 per share. An amount of $860 has been recorded as face value of shares and $85,140 has been treated as Additional Paid In Capital.

E. Preferred Stock

The board of directors decided to cancel a preferred share offer for the sale of preferred shares. The Company is authorized to designate and issue 10,000,000 preferred shares. The Company has not issued any preferred share to date.

F. Per Share Information

The Company follows the Statement of Financial Accounting Standards ("FAS") No. 128, Earnings Per Share, "which establishes standards for the computation, presentation and disclosure requirements for basic and diluted earnings per share for entities with publicly held common shares and potential common shares. Basic earnings per share are computed by dividing net income by the weighted average number of common shares outstanding. In computing diluted earnings per share, the weighted average number of shares outstanding is adjusted to reflect the effect of potentially dilative securities

G. Absence Of Dividends

The Company has not paid any dividends on any of its shares of common stock since inception, and does not currently anticipate paying any dividends on either its Common stock or Preferred Stock in the near future.

H. PROPERTY AND EQUIPMENT

When acquired, property and equipment shall be stated at cost. Expenditures for major renewals and betterments that extend the useful life of the asset shall be capitalized: and expenditures for maintenance shall he expensed as incurred. Depreciation and amortization shall be computed by using the straight-line method over the estimated useful lives of the assets as follows: (1) Buildings shall be depreciated over 40 years (2) Machinery and Equipment over 5 to 10 years (3) Office Furniture and Equipment over 5 to 10 years. Leasehold improvements shall be stated at cost, and amortized using the straight line method over their estimated useful lives, or the lease term. whichever is shorter. Fixed Assets retired, or otherwise disposed of, shall be eliminated from the asset accounts, and the related amounts of accumulated depreciation shall be eliminated from the accumulated depreciation account.

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I. CASH AND CASH EQUIVALENTS

The Company considers cash on hand and held in banks, money market funds, United Stated Treasury obligations, commercial paper, and other short-term investments with a remaining maturity of three months or less when purchased to be cash and cash equivalents.

J. PROVISION FOR INCOME TAXES

No provision for income taxes has been recorded on the books for the periods from the inception of the Company to December 31, 2017 because the Company has incurred net operating losses since its inception. This operating loss carry-forward shall be offset against future taxable income.

K. USE OF ESTIMATES

The preparation of Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the reporting period. While management believes that these estimates and assumptions are reasonable under the circumstances, by definition they involve the use of judgment and the exercise of discretion, and therefore actual results may differ.

L. LEGAL PROCEEDINGS

From time to time, the Company could become involved in routine litigation and proceedings in the ordinary course of its business. The Company is not currently involved in any material legal proceedings as of the most current Balance Sheet date.

M. OFFICE SPACE

The office of the company is located at 774 Mays Boulevard 10-536, Incline Village, Nevada, 89451. The company is on a month to month basis, with a cost of $450.00 per month.

N. EARNINGS OR LOSS PER SHARE

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the number of shares of our Common Stock Financial Statements. The numerator is the cumulative Net Loss of $785,986 for the period ended December 3, 2017. The total outstanding number of shares of our Common Stock as of December 31, 2017 is 43,138,162. Accordingly, the loss per share is $0.018 per shares.

On standalone basis, the earnings per share for the year ended on December 31, 2017 is $(0.0006). The net income/(loss) for the period is $(26,292). The weighted average number of shares outstanding at December 31, 2017 was 43,138,162.

O. INTERNAL CONTROLS

Effective internal controls are necessary for the company to provide reasonable assurance with respect to its financial reports and to effectively prevent fraud. If the company cannot provide reasonable assurance with respect to its financial reports and effectively prevent fraud, the Company's brand and operating results could be harmed. Pursuant to the Sarbanes-Oxley Act of 2002, after the company goes public it is required to furnish a report by management over financial reporting, including management's assessment of the effectiveness of such control. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If the company fails to maintain the adequacy of its internal controls, including any failure to implement required new or improved controls, or if the company experiences difficulties in their implementation, the Company's business and operating results could be harmed, the company could fail to meet its reporting obligations, and there could be a material adverse effect on the company's stock price.

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P. EXECUTIVE COMPENSATION

The Company has had no significant or material operations since August 2006; and consequently. since that time has not compensated any of its Officers or employees. Upon receipt of funds by the Company, from any source, in any aggregate amount equal to or greater than two million dollars ($2,000,000), the Company intends to compensate its Chairman, President and CEO, Executive Vice President/COO, and its Chief Financial Officer at an annual salary of $120,000, $90,000 and $90,000 respectively. No other compensation agreements have been decided upon for any of the other members of the management team. It is anticipated that other Executive salaries shall be added should the Company be successful in its expansion plans. Company did not have sufficient funds to make payment during the period. Therefore, no compensation was paid during the quarter.

Q. EMPLOYMENT AGREEMENT

The Company shall employ Mr. Frank J. Celecia, in the capacities as Chairman of the board of directors, President and Chief Executive Officer, Mr. Celecia shall receive a salary of $180,000 per annum, commencing upon the receipt of offering proceeds by the Company in the aggregate amount equal to or greater than two million dollars ($2,000,000). The terms of the CEO's employment agreement shall extend for a period of four (4) years. The Company did not have sufficient funds to make any compensatory payment during the period. Therefore, no compensation was paid during the period.

R. COMPENSATION OF DIRECTORS

All Directors shall receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings, and for promoting the Company's business. From time to time, the Company may engage certain members of the board of directors to perform services on its behalf. In such cases, the Company will compensate the Members for their services at rates no more favorable than could be obtained from unaffiliated parties.

S. BOARD COMPOSITION AND COMMITTEES

The authorized number of Directors of this corporation shall not be less than five (5) or more than (7). Directors shall be elected at each Annual Meeting of the Shareholders to hold office until the next annual meeting. Each of the Executive Officers is elected by the board of directors and serves at their discretion. The Audit Committee of the board of directors recommends the appointment of the independent auditor. reviews internal accounting procedures and financial statements, and consults with and periodically reviews the services provided by the Independent Auditor.

T. INDEMNIFICATION AGREEMENT

The Company's Bylaws provide for the indemnification of, and the advancement of expenses to the officers and directors of the firm, in connection with any legal proceedings and claims arising out of their status as such to the full extent permitted by the laws of the State of Delaware. in addition, the Bylaws contain certain provisions intended to facilitate receipt of such benefits. The firm also intends to purchase customary directors and officers Liability Insurance Policies for their directors and officers.

U. LOANS

Frank Celecia has extended loans to the Company $921,084 via cash and deferred income. Mr. Celecia has verbally agreed to accept preferred shares, common stock, or cash from a future offering for repayment of those amounts due.

V. Fixed Assets
During the fourth quarter of 2014, computer equipment was purchased by the Company for official purposes. The life of the equipment has been assumed to be 5 years. The equipment shall be depreciated on straight line method. For proper presentation, the depreciation has also been shown under the heading “Other Expenses” under Profit & Loss Account.

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EXHIBITS

The following exhibits are filed with this Offering Circular:

Exhibit No.	Description
2.1	Amended and Restated Certificate of Incorporation, as Amended
2.2	Amended and Restated Bylaws
6.1	Form of Purchase Agreement with Greenway Health Community, LLC, dated June 25, 2018
6.2	Financial Advisory Agreement with MD Global Partners, LLC, dated April 3, 2018
6.3	Employment Agreement with Frank Celecia, dated April 1, 2010
6.4	Master Grower Employment Agreement with Rick Snelson, dated July 5, 2018
12.1	Consent of Waller Lansden Dortch & Davis, LLP*

*	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Incline Village, Nevada, on August 16, 2018.

OrgHarvest, Inc.

August 16, 2018	By:	/s/ Frank Celecia
Chief Executive Officer, Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank Celecia	Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	August 16, 2018
Frank Celecia

/s/ James Adams	Director	August 16, 2018
James Adams

/s/ Dean Cohen	Director	August 16, 2018
Dean Cohen

/s/ Dean Ruffridge	Director	August 16, 2018
Dean Ruffridge

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